UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 14, 2014

TRUEBLUE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)
1015 A Street, Tacoma, Washington	98402
(Address of Principal Executive Offices)	(Zip Code)
(253) 383-9101
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 14, 2014, TrueBlue, Inc. (the “Company”) held its annual meeting of shareholders.  A total of 38,594,003 shares of the Company’s common stock outstanding and entitled to vote were present at the annual meeting in person or by proxy.  At the annual meeting, the shareholders voted to (a) elect each of the eight nominees for director, (b) approve, on an advisory basis, the compensation of the Company’s named executive officers, and (c) ratify the appointment of Deloitte & Touche LLP to be the Company’s independent registered public accounting firm for the fiscal year ending December 26, 2014.

The voting results were as follows:

(a)  Election of Directors:

Nominee	For	Against	Abstain	Broker Non-Votes
Steven C. Cooper	36,444,039	92,974	4,143	2,052,847
Thomas E. McChesney	35,950,831	586,333	3,992	2,052,847
Gates McKibbin	36,377,631	158,883	4,642	2,052,847
Jeffrey B. Sakaguchi	36,493,884	42,834	4,438	2,052,847
Joseph P. Sambataro, Jr.	36,423,565	112,430	5,161	2,052,847
Bonnie W. Soodik	36,492,211	44,389	4,556	2,052,847
William W. Steele	36,387,965	149,199	3,992	2,052,847
Craig E. Tall	36,459,836	77,327	3,993	2,052,847

(b)  Advisory vote on compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
36,147,792	368,092	25,272	2,052,847

(c)  Ratification of the appointment of Deloitte & Touche LLP to be the Company’s independent registered public accounting firm for the fiscal year ending December 26, 2014:

For	Against	Abstain
38,549,721	41,275	3,007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUEBLUE, INC.
(Registrant)

Date: May 19, 2014	By:	/s/ James E. Defebaugh
James E. Defebaugh
Executive Vice President,
General Counsel and Secretary